UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2014

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-187470 (1933 Act)	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

State of Alabama Disability Determination Services — Birmingham, AL — On April 30, 2014, ARCP OFC Birmingham, AL, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cole Corporate Income Operating Partnership II, LP (“CCI II OP”), the operating partnership of Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”), entered into an agreement of purchase and sale with Woodscape, LTD (“Woodscape”), which is not affiliated with the Company, its advisor or affiliates. Pursuant to the terms of the agreement of purchase and sale, CCI II OP purchased an approximately 114,000 square foot single-tenant office building leased to the State Department of Education, an institution of the State of Alabama, and located in Birmingham, Alabama (the “Property”), for a purchase price of approximately $32.3 million, exclusive of closing costs. The Property is comprised of three interconnected buildings, each was constructed in a different year: 1989, 1997 and 2010.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

On April 30, 2014, CCI II OP, through its wholly-owned subsidiary, acquired the Property from Woodscape. The principal provisions of the lease at the Property are set forth in the following table:

Property	Tenant	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (1)	Effective Annual Base Rent (2)		Effective Base Rent per Square Foot (2)	Lease Term (3)
State of Alabama Disability Determination Services — Birmingham, AL	State Department of Education, an Institution of the State of Alabama	114,035	100%	1/10 yr.	$2,518,891	(4)	$22.09	4/30/2014	-	6/30/2028

(1)	Represents the number of renewal options and the term of each option.

(2)	Effective annual base rent and effective base rent per square foot include adjustments for rent concessions or abatements, if any.

(3)
Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised. In general, we intend for our properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(4)	The annual base rent under the lease increases every year by 2.5% of the then-current annual base rent.
The purchase of the Property was funded with proceeds from the Company’s ongoing public offering of common stock and borrowings from the Company’s revolving bank credit facility (the “Credit Facility”). In connection with the acquisition, CCI II OP borrowed approximately $29.4 million under the Credit Facility on April 30, 2014. As of April 30, 2014, the borrowing base under the Credit Facility, based on the underlying collateral pool for qualified properties and amount outstanding under the Credit Facility, was approximately $39.4 million. In connection with the acquisition, the Company paid an affiliate of Cole Corporate Income Advisors II, LLC, its advisor, an acquisition fee of approximately $645,000.

In evaluating the Property as a potential acquisition, including the determination of an appropriate purchase price to be paid for the Property, the Company considered a variety of factors, including the condition and financial performance of the Property; the terms of the existing lease and the creditworthiness of the tenant; property location, visibility and access; age of the Property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. The Company does not currently have plans to renovate, improve or develop the Property, and the Company believes that the Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information pertaining to the Company’s borrowings under the Credit Facility set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2014	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

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